Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Revolution Lighting Technologies, Inc. of our report dated April 28, 2016 on our audits of the financial statements of TNT Energy, LLC as of and for the years ended December 31, 2015 and 2014, all included in the Current Report on Form 8-K of Revolution Lighting Technologies, Inc. filed with the Securities and Exchange Commission on May 2, 2016.

/s/ Kahn, Litwin, Renza & Co., Ltd.

Boston, Massachusetts

May 26, 2016